AMENDMENT NUMBER 1 TO
MASTER LOAN PARTICIPATION AGREEMENT

         This Amendment Number 1 to Master Loan Participation Agreement (this "Amendment") is made as of the 29th day of March, 2001, by and between Goleta National Bank, a national banking association ("GNB"), and Ace Cash Express, Inc., a Texas corporation ("Participant"), with regard to the following:

  GNB and Participant entered into that certain Master Loan Agency Agreement dated August 11, 1999, and contemporaneously with the execution of this Amendment are amending the Master Loan Agency Agreement by that certain Amendment Number 1 to Master Loan Agency Agreement of even date herewith (as so amended, the "Agency Agreement").

  GNB and Participant entered into that certain Master Loan Participation Agreement dated August 11, 1999 (the "Participation Agreement"), and wish to amend the Participation Agreement to correspond with the terms of the Agency Agreement and as set forth herein.

  Section 12 of the Participation Agreement permits GNB and Participant to amend the Participation Agreement by a writing signed by them.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, GNB and Participant hereby agree as follows:

  The third recital (or "WHEREAS") paragraph of the Participation Agreement is amended to read as follows:
  "WHEREAS, Participant desires to purchase, and GNB desires to sell to Participant, an undivided interest in each of the Bank Loans."
  The following sentences are hereby added to, at the end of, Section 1 of the Participation Agreement:
  "But from and after the POS Compliance Date (as that term is defined in the Agency Agreement, as defined below) (the "POS Compliance Date"), GNB agrees to sell to Participant, from time to time, and Participant agrees to purchase from GNB, from time to time, an undivided * percent (* %) interest in each and every Bank Loan made by GNB from and after the POS Compliance Date. For purposes of this Agreement, (a) the "Agency Agreement" is that certain Master Loan Agency Agreement between GNB and Participant dated August 11, 1999, as amended to date, and (b) each and every renewal of a Bank Loan shall be deemed made on the date the Bank Loan was originally made or funded by GNB and shall be treated in the same manner as that original Bank Loan."
  The first sentence of Section 2 of the Participation Agreement is hereby amended to read as follows:
  "The purchase price for each Bank Loan purchased by Participant shall be * percent (* %) of the principal amount of such Bank Loan made prior to the POS Compliance Date and shall be * percent (* %) of the principal amount of each Bank Loan made from and after the POS Compliance Date ("Purchase Price").

  * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

  Section 4 of the Participation Agreement is hereby amended to read as follows:
  "4. The Purchase Price for each Bank Loan shall be transferred from the Account to GNB * and either (a) * percent (* %) of any payment of fees, interest or principal received by GNB on each such Bank Loan purchased by Participant regarding Bank Loans made prior to the POS Compliance Date, or (b) * percent (* %) of any payment of fees, interest or principal received by GNB on each such Bank Loan purchased by Participant regarding Bank Loans made from and after the POS Compliance Date, shall be transferred to the Account * by GNB; provided, however, that if any instrument representing payment of the fee, principal or interest on a Bank Loan is later dishonored, rescinded or revoked, or GNB, for any reason, fails to receive good funds, then the credit to the Account of Participant shall be transferred to GNB."
  Section 11 of the Participation Agreement is hereby amended to read as follows:

  "11. GNB and Participant shall share any losses (but not unreimbursed Expenses) with respect to any defaulted Bank Loan in accordance with their respective interests in such Bank Loan (i.e., * percent (* %) of such Loss shall be borne by Participant and * percent (* %) shall be borne by GNB on each such Bank Loan purchased by Participant regarding Bank Loans made prior to the POS Compliance Date, and * percent (* %) of such Loss shall be borne by Participant and * percent (* %) shall be borne by GNB on each such Bank Loan purchased by Participant regarding Bank Loans made from and after the POS Compliance Date).

  Section 14 of the Participation Agreement is hereby amended to substitute "President and Chief Operating Officer" for the title "Chief Financial Officer" after "Jay B. Shipowitz," in the address for any notice, request, demand, or other communication to Participant.

  The following is hereby added as a new Section 22 of the Participation Agreement:

  "22. GNB's obligation to sell to Participant, and Participant's obligation to purchase from GNB, an interest in Bank Loans shall cease upon termination of the Agency Agreement."

  Except as set forth in this Amendment, all terms used herein that are defined in the Participation Agreement shall have the respective meanings set forth in the Participation Agreement.

  Except as amended hereby, the Participation Agreement is hereby affirmed in its entirety.

  This Amendment may be signed in counterparts with the same effect as if both parties hereto had signed the same paper; all counterparts are to be construed together to be one and the same document.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

GOLETA NATIONAL BANK

By:
Name: Llewellyn W. Stone
Title: President and Chief Executive Officer

ACE CASH EXPRESS, INC.
By:
Name: Jay B. Shipowitz
Title: President and Chief Operating Officer